SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2007

Secured Diversified Investment, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12202 North Scottsdale Road , Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 851-1069

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

On October 30, 2006, our Board of Directors acted under Section 4.02 of Article I and II of the Certificate of Designation of January 15, 2003, to require all holders of outstanding shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock to convert their shares into shares of our common stock (the “Conversion”). The rate of conversion for Series A Convertible Preferred Stock was fixed at 1 share of our common stock for every 1.01 shares of our Series A Convertible Preferred Stock. The rate of conversion for Series B Convertible Preferred Stock was fixed at 1 share of our common stock for every 1.01 shares of our Series B Convertible Preferred Stock.

The effective date for the Conversion is September 24, 2007. Following such Conversion, the only outstanding capital stock in our Company will consist of 3,257,238 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Jan Wallace
Jan Wallace
President, Chief Executive Officer
Date: September 25, 2007